Exhibit 99.1

VERA BRADLEY NOTIFIES CUSTOMERS OF PAYMENT CARD INCIDENT

FORT WAYNE, Ind., October 12, 2016 - Vera Bradley, Inc. (Nasdaq: VRA) (“Vera Bradley” or the “Company”) today announced that it has taken action to investigate and address an incident affecting payment card data used at its retail stores.

Payment cards used at Vera Bradley store locations between July 25, 2016 and September 23, 2016 may have been affected. Not all cards used in stores during this time frame were affected. Cards used on verabradley.com were not affected. Information on steps customers may take to protect their information can be found at www.verabradley.com/protectingourcustomers.

On September 15, 2016, Vera Bradley was provided information from law enforcement regarding a potential data security issue related to our retail store network. Upon learning this information, Vera Bradley immediately launched an investigation with the assistance of a leading computer security firm to aggressively gather facts and determine the scope of the issue and promptly notified the payment card networks. Findings from the investigation show unauthorized access to Vera Bradley’s payment processing system and the installation of a program that looked for payment card data. The program was specifically designed to find track data in the magnetic stripe of a payment card that may contain the card number, cardholder name, expiration date, and internal verification code as the data was being routed through the affected payment systems. There is no indication that other customer information was at risk.

Vera Bradley has stopped this incident and continues to work with the computer security firm to further strengthen the security of its systems to help prevent this from happening in the future. Vera Bradley continues to support law enforcement’s investigation and is also working with the payment card networks so that the banks that issue payment cards can be made aware and initiate heightened monitoring on the affected cards.

Potentially affected customers are advised to remain vigilant to the possibility of fraud by regularly reviewing their payment card statements for any unauthorized activity. Customers should immediately report any unauthorized charges to their card issuer because payment card rules generally provide that cardholders are not responsible for unauthorized charges reported in a timely manner. The phone number to call is usually on the back of the payment card.

Vera Bradley values the relationship it has with its customers and understands the importance of protecting personal information and therefore sincerely regrets any inconvenience this may have caused its customers. If customers have any questions, they may call 844-723-9340 from 9:00 a.m. to 9:00 p.m. EDT, Monday through Friday.

About Vera Bradley, Inc.

Vera Bradley is a leading designer of women's handbags, luggage and travel items, fashion and home accessories and unique gifts. Founded in 1982 by friends Barbara Bradley Baekgaard and Patricia R. Miller, the brand's innovative designs, iconic patterns and brilliant colors continue to inspire and connect women unlike any other brand in the global marketplace. The Company's commitment to bringing more beauty into women's lives includes its dedication to breast cancer research through the Vera Bradley Foundation for Breast Cancer. For more information about Vera Bradley (Nasdaq:VRA), visit www.verabradley.com.

Vera Bradley Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on consumer confidence and spending; possible inability to predict and respond in a timely manner to changes in consumer demand; possible loss of key management or design associates or inability to attract and retain the talent required for our business; possible inability to maintain and enhance our brand; possible inability to successfully implement our growth strategies or manage our growing business; possible inability to successfully open new stores as planned; adverse changes in the cost of raw materials and labor used to manufacture our products; possible adverse effects resulting from a significant disruption in our single distribution facility; and possible ramifications from the payment card incident disclosed in October 2016. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended January 30, 2016. We undertake no obligation to publicly update or revise any forward-looking statement. Financial schedules are attached to this release.

CONTACTS:
Julia Bentley, VP of Investor Relations and Communications
jbentley@verabradley.com

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